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                                                                   EXHIBIT 11.1


                              RIMAGE CORPORATION
            COMPUTATION OF NET EARNINGS PER SHARE OF COMMON STOCK


Proforma net earnings per common share is determined by dividing the net earnings by the weighted average number of shares of common stock and common share equivalents outstanding. The following is a summary of the weighted average common shares outstanding and common share equivalents:

                                                            THREE MONTHS ENDED
                                                                MARCH 31,
                                                            ------------------
                                                            1996         1995
                                                        ---------     ---------
Shares Outstanding at beginning of period
 (prior to merger)                                            -       1,950,000

Common stock issued in merger with Dunhill
 Software Services                                            -       1,100,000
                                                        ----------    ----------

Shares Outstanding at beginning of period                3,051,000    3,050,000
                                                        ----------    ----------


Common stock issued in stock option exercise                18,000        -

Shares Outstanding at end of period                      3,069,000    3,050,000
                                                        ----------    ----------
                                                        ----------    ----------

   Weighted average shares of common stock outstanding   3,056,621    3,050,000
                                                        ----------    ----------
                                                        ----------    ----------

**Common stock equivalents                                 412,953      846,455

   Weighted average shares of common stock equivalents      28,929       18,677
                                                        ----------    ----------
                                                        ----------    ----------

Weighted average shares of common stock and stock
 equivalents                                             3,085,550    3,068,677
                                                        ----------    ----------
                                                        ----------    ----------
Proforma net earnings                                      $47,475     $173,099
                                                        ----------    ----------
                                                        ----------    ----------

  Proforma net earnings per share                            $0.02        $0.06
                                                        ----------    ----------
                                                        ----------    ----------

** Included as common stock equivalents for the quarter ended March 31, 1995 are 540,000 warrants which expired on July 20, 1995